Exhibit 3.10

Amended, July 1, 1987

BYLAWS

OF

BHC ACQUISITION CORPORATION

ARTICLE I.

OFFICE

1.1 The corporation may have offices at such places, both within and without the State of Texas, as the board of directors may from time to time determine or the business of the corporation may require.

1.2 The initial registered office and initial registered agent of the corporation shall be as set out in the articles of incorporation. The board of directors may change the registered office or registered agent, or both, from time to time as they determine the business of the corporation to require.

ARTICLE II.

SHAREHOLDER’S MEETINGS

2.1 All meetings of the shareholders, whether regular or special, shall be held at the principal office of the corporation, or at such other place, within or without the State of Texas, as may be designated by the board of directors and specified in the notice of meeting.

2.2 The annual meeting of shareholders, commencing with the year 1987, shall be held on the second Tuesday of the month of May, if not a legal holiday, and if a legal holiday, then on the next secular day following, at which meeting the shareholders shall elect a board of directors and transact such other business as may properly come before the meeting.

2.3 Special meetings of the shareholders for any purpose or purposes may be called by the president, by the vice president in the event of the absence or disability of the president, by a majority of the board of directors, or by the holders of not less than one-tenth of all shares entitled to vote at the meeting. If the board of directors should establish the office of chairman of the board, special meetings of the shareholders may likewise be called by the chairman of the board.

2.4 Notice, written or printed, stating the place, day and hour of any meeting of the shareholders, and in case of a special meeting, the purpose or purposes, for which the meeting is called, shall be delivered to each shareholder of record not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the officer or person calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited with the United States Postal Service, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. Notice of adjourned meetings is not necessary unless the meeting is adjourned for thirty (30) days or more, in which case notice of the adjourned meeting shall be given as in the case of a special meeting.

2.5 The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. Subject to the provisions of Section 7.2 hereof, the original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

2.6 The holders of a majority of shares outstanding, present in person or represented by proxy shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as may be otherwise provided by statute. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

2.7 When a quorum is present at any meeting of the shareholders, the vote of the holders of a majority of the outstanding shares, present in person or represented by proxy, shall decide any question properly brought before such meeting, unless the question be one upon which, by law, a different vote is required, in which case such requirement shall control.

2.8 Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, and in the election of directors shall be entitled to one vote for one candidate for each directorship to be filled, cumulative voting not being permitted. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable, unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.

2.9 A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable, unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.

2.10 Any action required or permitted by statute to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and any such consent shall have the same force and effect as a unanimous vote of the shareholders. Any such signed consent, or a signed copy thereof, shall be placed in the minute book of the corporation.

ARTICLE III.

DIRECTORS

3.1 The business and affairs of the corporation shall be managed by a board of directors consisting of three (3) directors, unless and until such number be increased or decreased by amendment of these bylaws. However, no such decrease shall have the effect of shortening the term of any incumbent director, and the number of directors shall never be less than one (1). Directors need not be residents of the State of Texas or shareholders of the corporation. A director shall be deemed qualified when he or she enters upon the duties of the office, but the board of directors may also require a written acceptance and promise to faithfully discharge the duties of the office. Directors shall be elected at the annual meeting of shareholders, and each director shall be elected to serve until his successor shall have been elected and qualified, or until his service as director shall have been terminated by resignation, retirement, removal or death. At any meeting of the shareholders called expressly for the purpose, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

3.2 Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the board of directors, or by the shareholders at a special meeting called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of the shareholders called for that purpose.

3.3 A majority of the number of directors shall constitute a quorum for the transaction of business. The act of the majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by law.

3.4 Directors, as such, shall not receive any stated salary for their services, but for attendance at meetings may be paid such compensation as the board of directors shall from time to time deem proper. Nothing contained in these bylaws shall preclude a director from serving the corporation in any other capacity and receiving compensation therefor.

3.5 The board of directors, by resolution adopted by a majority of the whole board, may designate two or more directors to constitute an executive committee, which committee, unless its authority shall be otherwise expressly limited by such resolution, shall have and may exercise (a) the power and authority to declare dividends and to authorize the issuance of shares of the corporation and (b) in general all of the power and authority of the board of directors in the business and affairs of the corporation (including any power or authority granted under these bylaws) except where action of the board of directors is specified by statute. Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required. The designation of such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law.

3.6 Any contract or other transaction between the corporation and any of its directors (or any corporation or firm in which any of its directors is directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such director at the meeting authorizing such contract or transaction, or his participation in such meeting. The foregoing shall, however, apply only if the interest of each such director is known or disclosed to the board of directors and it shall nevertheless authorize or ratify such contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether to carry such vote. This section shall not be construed to invalidate any contract or transaction which would be valid in the absence of this section.

ARTICLE IV.

MEETINGS OF THE BOARD OF DIRECTORS

4.1 The first meeting of each newly elected board of directors shall be held at the same place as the meeting of shareholders at which such directors were elected, immediately following the holding of such meeting of shareholders, unless a different time and place be fixed by the shareholders at such meeting. No notice of such meeting of directors shall be necessary to the newly elected directors in order legally to constitute the meeting if a quorum be present. In the event such meeting is not held at the time and place stated, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

4.2 In addition to the meeting provided in Section 4.1, there shall be held such regular meetings, if any, of the board of directors as the board of directors shall from time to time determine. The place, either within or without the State of Texas, day and hour of all such meetings shall be as determined by the board of directors. No notice need be given for regular meetings of the board of directors.

4.3 Special meetings of the board of directors may be called by the president (or by the chairman of the board of directors if the board create such office), and shall be called by the president or secretary on written request of two (2) directors.

4.4 Notice stating the place, day and hour of a special meeting shall be delivered to each director not less than five (5) days before the date of the meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the board of directors need be specified in the notice or in any waiver of notice of such meeting. Such notices shall be delivered to each director personally, by mail or by telegram. If mailed, such notice shall be deemed to be delivered when deposited with the United States Postal Service addressed to the director at his address as it appears on the records of the corporation with postage thereon prepaid. If by telegram, it shall be deemed to be delivered when the message is filed in a telegraph office addressed to the director at his address as aforesaid with cost of transmission prepaid. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director who attends the meeting objects to the transaction of any business on the ground that the meeting is not lawfully called or convened.

4.5 A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by certified or registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

4.6 Any action permitted or required by statute, by the articles of incorporation or by these bylaws to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of the board of directors. Such consent shall have the same force and effect as a unanimous vote at a meeting. Any such signed consent, or a signed copy thereof, shall be placed in the minute book of the corporation.

ARTICLE V.

WAIVERS OF NOTICE

5.1 Whenever any notice is required by statute or these bylaws to be given to any shareholder or director, the waiver thereof, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

ARTICLE VI.

OFFICERS

6.1 The officers of the corporation shall be a chairman of the board, a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the newly elected board of directors at its first meeting. Such other officers and assistant officers and agents as may be deemed necessary may also be elected or appointed by the board of directors or chosen in such other manner and with such duties as the board of directors may by resolution prescribe. No officers need be directors, and any two (2) or more offices except president and secretary may be held by the same person.

6.2 Each officer of the corporation shall be elected to serve until his successor shall have been elected and qualified, or until his service as such officer shall have been terminated by resignation, retirement, removal or death. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby. Vacancies occuring for any reason between the annual meetings of newly elected directors may be filled by the board of directors at any meeting.

6.3 The chairman of the board shall be the chief executive officer of the corporation, shall have such other powers and duties as usually pertain to such office or as may be delegated by the board of directors and shall preside at all meetings of the shareholders and the board of directors. Unless the board of directors shall otherwise delegate such duties, the chief executive officer shall have general and active management of the business of the corporation, and see that all orders and resolutions of the board of directors are carried into effect. The chairman of the board, president or any vice president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

6.4 Unless the board otherwise provides, the president shall be the chief operating officer of the corporation with such general executive powers and duties of supervision and management as are usually vested in the office of the chief operating officer of a corporation. The president, in the absence or disability of the chairman of the board or if there be no chairman of the board, shall perform the duties and exercise the powers of the chairman of the board and shall preside at all meetings of the stockholders and directors.

The president shall have such other or further duties and authority as may be prescribed elsewhere in these bylaws or from time to time by the board of directors.

6.5 The vice presidents, in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president. They shall perform such other duties and have such other powers as the board of directors shall prescribe.

6.6 The secretary shall attend all meetings of the board of directors and all meetings of the shareholders, and record all the proceedings of the meetings of the corporation and of the board of directors in a book or other form of record to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or chief executive officer, under whose supervision he shall be.

6.7 The assistant secretaries, in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the secretary or when so directed by the board of directors or president or a vice president of the corporation, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

6.8 The secretary or an assistant secretary shall keep in safe custody the seal of the corporation, and, when authorized by the board of directors, affix the same to any instrument requiring it, and, when so affixed, it shall be attested by his signature or by the signature of the treasurer, an assistant secretary, or an assistant treasurer.

6.9 The treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

6.10 The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the board of directors at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer, and of the financial condition of the corporation.

6.11 If required by the board of directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

6.12 The assistant treasurers, in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

6.13 Salaries and compensation of all elected officers of the corporation shall be fixed, increased or decreased by the board of directors, but this power, except as to the salary or compensation of the chairman of the board and the president, may, unless prohibited by law, be delegated by the board of directors to the chairman of the board, the president or a committee. Salaries and compensation of all appointed officers and agents, and of all employees of the corporation, may be fixed, increased or decreased by the board of directors, but until action is taken with respect thereto by the board of directors, the same may be fixed, increased or decreased by the president or by such other officer or officers as may be empowered by the board of directors to do so.

6.14 The board of directors from time to time may delegate to the chairman of the board, the president or other officer or executive employee of the corporation, authority to hire, discharge and fix and modify the duties, salary or other compensation of employees of the corporation under their jurisdiction, and the board may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the corporation the services of attorneys, accountants and other experts.

6.15 An officer shall be deemed qualified when he enters upon the duties of the office to which he has been elected or appointed and furnishes any bond required by the board of directors; but the board of directors may also require of such person his written acceptance and promise faithfully to discharge the duties of such office.

ARTICLE VII.

BOOKS AND RECORDS

7.1 Correct and complete books and records of accounts, as well as minutes of the proceedings of the corporation’s shareholders and board of directors, shall be kept at its registered office or principal place of business, along with a record of its shareholders, giving the names and addresses of all shareholders and the number of shares held by each. Any books, records, and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

7.2 For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the board of directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may, however, fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed by the board of directors for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as herein provided, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired, in which event, the last day of such period of closing shall be deemed the record date unless otherwise provided by the board of directors.

ARTICLE VIII.

RESPECTING CERTIFICATES OF STOCK

AND TRANSFER THEREOF

8.1 The certificates of stock of the corporation shall be numbered and shall be receipted in the proper books of the corporation as they are issued. Each certificate shall set forth the owner’s name and number of shares and shall be signed by the president or a vice president, and the secretary or an assistant secretary, of the corporation. Signing may be accomplished manually or, if permitted by the board of directors, by facsimile signature if the certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the corporation itself or an employee of the corporation. No certificate for any share shall be issued until the consideration therefor has been fully paid.

8.2 Upon surrender to the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the surrendered certificate and record the transaction upon its books.

8.3 The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as may be otherwise provided by applicable law.

8.4 The board of directors may direct a new certificate to be issued in lieu of any theretofore issued by the corporation which is alleged to have been lost, destroyed or wrongfully taken, if before the corporation has notice that the shares represented by such certificate have been acquired by a bona fide purchaser, the owner of such shares submits to the corporation an affidavit in form and substance satisfactory to the corporation’s counsel, of the fact of loss, destruction or wrongful taking by the person alleging the certificate to have been lost, destroyed or wrongfully taken. When authorizing such issuance of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, destroyed or wrongfully taken certificate, or his legal representative, to give the corporation a bond in such sum and form, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, destroyed or wrongfully taken, or may require both such conditions or any other reasonable conditions or requirements.

ARTICLE IX.

AUTHORIZED SIGNATURES

9.1 All checks, drafts or orders for the payment of money and all promissory notes issued by the corporation shall be signed by such officer or officers, or such other person or persons, as the board of directors may from time to time designate, and in addition, the board may likewise authorize an officer of the corporation, in turn, to designate and authorize other officers or employees so to write checks, drafts or orders for the payment of money, in the name and on behalf of the corporation. Signing may be accomplished manually or, if so provided by the board of directors, by facsimile signature.

ARTICLE X.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

10.1 Each of the corporation’s present and former directors and officers and any person who may have served at this corporation’s request as a shareholder, director or officer of another corporation in which this corporation owns shares of capital stock or of which this corporation is a creditor, shall be indemnified against expenses actually and necessarily incurred in connection with the defense of any action, suit or proceeding in which such person is made a party, by reason of being a shareholder, director or officer of this corporation or of such other corporation, except in relation to matters as to which such person shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of duty. The foregoing right to indemnity shall include reimbursement of the amounts and expenses paid in settling any such action, suit or proceeding, when settling or a plea of nolo contendere appears to be in the interest of the corporation. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any other bylaws, agreement, vote of stockholders or otherwise.

10.2 The board of directors shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a shareholder, director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise:

(a) against any or all liabilities and expenses asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have power to indemnify him against such liability or expense, and

(b) against any or all liabilities and expenses for which the corporation may or must indemnify such person under Section 10.1.

10.3 No officer, director or other person shall be reimbursed under this Article X for more than the total of:

(a) all expenses and liabilities for which he can receive indemnity under Section 10.1 plus

(b) any additional expenses and liabilities he can be insured against under Section 10.2,

and such person’s rights under paragraph 10.1 shall be limited to the extent necessary (and only to the extent necessary) to avoid actual receipt of funds in excess of such total. If such person receives funds in excess of such total he shall be obligated to pay them over to the corporation.

ARTICLE XI.

GENERAL

11.1 The board of directors may declare and the corporation may pay dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of its articles of incorporation.

11.2 The board of directors may by resolution create a reserve or reserves out of earned surplus for any purpose or purposes, any may abolish any such reserve in the same manner.

11.3 The board of directors must, when requested by the holders of shares representing at least one-third of the votes to which the corporation’s shares are entitled, present written reports of the situation and amont of business of the corporation.

11.4 Nothing in these bylaws shall limit or restrict the authority of any persons to hold a meeting by any means permitted by law including by way of illustration a meeting by telephone conference call) or to act by unanimous consent in lieu of a meeting.

ARTICLE XII.

AMENDMENTS

12.1 Except to the extent such power may be modified or divested by action of shareholders, the power to alter, amend or repeal the bylaws of the corporation or to adopt new bylaws shall be vested in the board of directors.